UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2012

CERUS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-21937	68-0262011
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2550 Stanwell Drive

Concord, California 94520

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (925) 288-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 31, 2012, Cerus Corporation (the “Company,” “we,” “us,” or “our”) entered into a Controlled Equity OfferingSM Sales Agreement (the “Cantor Agreement”) with Cantor Fitzgerald & Co. (“Cantor”), pursuant to which we may issue and sell shares of our common stock having an aggregate offering price of up to $30.0 million from time to time through Cantor as our sales agent. The issuance and sale of these shares under the Cantor Agreement, if any, is subject to the continued effectiveness of the Company’s shelf registration statement on Form S-3, File No. 333-178480, initially filed with the Securities and Exchange Commission on December 14, 2011. We make no assurance as to the continued effectiveness of this shelf registration statement.

Sales of our common stock through Cantor, if any, will be made on The NASDAQ Global Market by means of ordinary brokers’ transactions at market prices, in block transactions or as otherwise agreed by us and Cantor. Subject to the terms and conditions of the Cantor Agreement, Cantor will use commercially reasonable efforts to sell our common stock from time to time, based upon our instructions (including any price, time or size limits or other customary parameters or conditions we may impose). We are not obligated to make any sales of common stock under the Cantor Agreement. The offering of shares of our common stock pursuant to the Cantor Agreement will terminate upon the earlier of (1) the sale of all common stock subject to the Cantor Agreement and (2) termination of the Cantor Agreement. The Cantor Agreement may be terminated by Cantor or the Company at any time upon 10 days notice to the other party, or by Cantor at any time in certain circumstances, including the occurrence of a material adverse change with respect to the Company.

The Cantor Agreement does not supersede or replace our existing At-The-Market Issuance Sales Agreement with MLV & Co. LLC (“MLV”), dated June 3, 2011, as amended (the “MLV Agreement”), under which approximately $75,000 of our common stock remained available to be sold as of the date of this Current Report on Form 8-K. However, in connection with the execution of the Cantor Agreement, on August 31, 2012, we entered into a second amendment (the “MLV Amendment”) to the MLV Agreement with MLV in order to, among other things, permit us to offer and sell common stock under the Cantor Agreement while the MLV Agreement remains in effect. Cantor and MLV (together, the “sales agents”) are entitled to compensation from us at a commission rate of up to 3.0% of the gross sales price per share of any common stock sold through the sales agents under the applicable agreement.

The foregoing descriptions of the Cantor Agreement and the MLV Amendment are not complete and are qualified in their entirety by reference to the full text of each such agreement, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference. This Current Report on Form 8-K also incorporates by reference the Cantor Agreement and the MLV Amendment into our shelf registration statement on Form S-3 (File No. 333-178480).

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the common stock discussed herein, nor shall there be any offer, solicitation, or sale of common stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Description

5.1	Opinion of Cooley LLP.

10.1	Controlled Equity OfferingSM Sales Agreement, dated August 31, 2012, by and between Cerus Corporation and Cantor Fitzgerald & Co.

10.2	Amendment No. 2 to At-The-Market Issuance Sales Agreement, dated August 31, 2012, by and between Cerus Corporation and MLV & Co. LLC.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERUS CORPORATION

Dated: August 31, 2012	By:	/s/ Kevin D. Green
Kevin D. Green
Vice President, Finance and Chief Accounting Officer

EXHIBIT INDEX

Number	Description

5.1	Opinion of Cooley LLP.

10.1	Controlled Equity OfferingSM Sales Agreement, dated August 31, 2012, by and between Cerus Corporation and Cantor Fitzgerald & Co.

10.2	Amendment No. 2 to At-The-Market Issuance Sales Agreement, dated August 31, 2012, by and between Cerus Corporation and MLV & Co. LLC.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).